Exhibit 16.1

Randall N. Drake, CPA, P.A.

1981 Promenade Way
Clearwater, FL  33760
727.536.4863
Randall@RDrakeCPA.com

May 5, 2011

Securities and Exchange Commission
450 Fifth Street NW
Washington, D.C. 20549

In re:       Onteco Corporaiton
File # 000-53104
EIN 51-0668045

Gentlemen:

We have read the statements made by Onteco Corporation included under Item 4.02 of its Report on Form 8-K dated March 28, 2011, and we agree with such statements as they relate to our firm and the company’s financial statements.

Sincerely,

/s/ Randall N. Drake, CPA, P.A.

Randall N. Drake, CPA, P.A.